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                                                                      Exhibit 32
                         ARTESIAN RESOURCES CORPORATION


    Certification by the Chief Executive Officer and Chief Financial Officer
         Required by Rule 13a - 14 (b) under the Securities Act of 1934 and 18 U.S.C. Section 1350

I, Dian C. Taylor, Chief Executive Officer, and David B. Spacht, Chief Financial Officer, of Artesian Resources Corporation, a Delaware corporation (the "Company"), hereby certify, that, based on our knowledge:

   (1) The Company's periodic report containing financial statements on Quarterly Report on Form 10-Q for the period ended September 30, 2004 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

   (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 1, 2004

CHIEF EXECUTIVE OFFICER:                              CHIEF FINANCIAL OFFICER:

/s/ Dian C. Taylor                                    /s/ David B. Spacht
------------------------                              ------------------------
Dian C. Taylor                                        David B. Spacht